EXHIBIT 99.1

iMergent Reports Fiscal First Quarter 2010 Financial Results

PHOENIX, Feb. 8, 2010 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG), a leading provider of eCommerce software, site development, web hosting and search engine optimization for businesses and entrepreneurs, today reported financial results for its six month transition period and calendar fourth quarter ended December 31, 2009.

In November 2009, and as previously announced, iMergent changed its fiscal year to December 31 to align with the calendar year.

Calendar Fourth Quarter 2009 Compared to 2008

Net income for the fourth calendar quarter of 2009 was $613,000 or $0.06 per diluted common share, compared to a net loss of $10,130,000, or $0.89 per common share in the comparable quarter last year. Income before income tax provision for the fourth calendar quarter of 2009 was $868,000 compared to a loss of $5,680,000 in the comparable quarter last year. The income tax provision for the fourth calendar quarter of 2009 was $255,000, compared to an income tax provision of $4,450,000 in the prior year quarter. The higher than normal income tax provision in the prior year quarter was primarily due to an increase in our valuation allowance and the application of Financial Accounting Standards Board Interpretation No. 48 as a result of our settlement discussions with the IRS in the prior year.

Product and other revenues for the fourth calendar quarter of 2009 decreased 34% to $13,202,000, compared to $20,080,000 for the comparable quarter last year. The lower product and other revenues were a result of a 23% reduction in the number of workshops conducted during the fourth calendar quarter of 2009 as compared to the comparable quarter in 2008, a decrease in the percentage of attendees purchasing products to 23% in the fourth calendar quarter of 2009, compared to 27% in the comparable quarter of 2008, as well as a 34% reduction in principal cash collected on our receivables portfolio. Commission and other revenues for the fourth calendar quarter of 2009 decreased 24% to $5,136,000, compared to $6,774,000 for comparable quarter in 2008. Commission and other revenues are derived primarily from commissions on sales of ancillary products by independent third-party partners as well as hosting and other revenues. The lower commission and other revenues were largely a result of a smaller number of leads sent to the independent third-party partners as a result of the reduction in the number of previews and workshops, as well as a decrease in the percentage of customers utilizing these offerings.

Total operating expenses decreased 45% to $18,648,000 for the fourth calendar quarter of 2009, compared to $33,780,000 for the comparable quarter in 2008, primarily as a result of the continuing impact of cost savings initiated in the March 2009 quarter as well as reduced costs due to conducting fewer workshop events. Selling and marketing expenses as a percentage of revenue decreased to 46% for the fourth calendar quarter of 2009 compared to 65% for the comparable quarter in 2008. The decrease is principally attributable to the continuation of cost saving initiatives in the fourth calendar quarter of 2009, which reduced our cost per direct response advertising piece, which in turn decreased our advertising cost per buyer.

Cash provided by operating activities was $1,615,000 for the fourth calendar quarter of 2009, compared to cash used for operating activities of $5,570,000 for the comparable period in 2008. As of December 31, 2009, cash and cash equivalents were $21,549,000, working capital was $17,604,000, and working capital excluding deferred revenue was $33,431,000. Total current and long-term net trade receivables decreased 46% to $20,426,000 as of December 31, 2009, compared to $37,716,000 for the comparable quarter in 2008.

Six Month Transition Period Ended December 31, 2009 Compared to 2008

Revenues for the six month transition period ended December 31, 2009 were $35,716,000 compared to $54,120,000 for the comparable period last year. Revenue from our Crexendo Business Solutions Division was $127,000 for the six month transition period ended December 31, 2009 compared to zero revenue in the comparable period last year. Total operating expenses were $36,239,000, compared to $64,309,000 for the comparable period last year.

Net income for the six month transition period ended December 31, 2009 was $1,331,000, or $.12 per diluted common share, compared to net loss of $17,628,000, or $1.55 per diluted common share in the comparable period last year. Cash provided by operating activities was $2,578,000 for the six month transition period ended December 31, 2009, compared to cash used for operating activities of $6,083,000 for the comparable period last year.

Steven G. Mihaylo, Chief Executive Officer of iMergent, stated, "Calendar year 2009 was very challenging, which had a negative impact on our sales and operations. However, we continue to improve our operating efficiencies through our cost saving initiatives. We believe the results are promising, particularly considering the effect of the economic downturn on our StoresOnline customers. I am also pleased with the progress of our Crexendo Business Solutions division (Crexendo). We have invested considerable time, money and effort on the initial sales and processes in Crexendo. Initial sales have been slow, which is not surprising considering that Crexendo is a start-up business. We are now proactively working to economically increase our Crexendo sales, customer base and offerings.

iMergent is currently working with a company in India to provide programming and design services for our customers.  We are considering expanding this relationship to a joint venture which, if completed, could enable iMergent to market its award winning products and services to businesses in India.

We are also in final negotiations to acquire a small boutique SEO Company in a major U.S city. If completed, we believe this acquisition would provide iMergent with a customer base and additional sales and fulfillment capabilities. As currently proposed, the acquisition purchase price would be primarily based on an "earn out" on future business from the current customer base. We expect this acquisition to be accretive if consummated. We also believe that this acquisition could be the foundation to duplicate these capabilities in other large population centers in the future.

Finally, our first telecom offering is now in the initial Beta test stage and, although the early results are preliminary, we are encouraged by those results. We intend to make our telecom offering available to end-user customers in the second half of calendar 2010. We also intend to offer our telecom services through our StoresOnline previews and workshops. Finally, we believe this telecom offering will allow iMergent to realize a source of new hosting revenue in 2011 and beyond."

Mihaylo went on to say, "iMergent's board of directors recently reconfirmed the Company's previously authorized common stock repurchase program first announced in 2006. It is our intention to repurchase our common stock, through strategic open market transactions, particularly when the price per share is at or below $7.25.

Conference Call

The Company is hosting a conference call today, February 8, 2010, at 6:00 a.m. PT (9:00 a.m. ET). The conference call will be broadcast live over the Internet at www.imergentinc.com. If you do not have Internet access, the telephone dial-in number is 800-967-7141 for domestic participants and 719-457-2625 for international participants. The conference ID to join the call is 9196487. Please dial in five to ten minutes prior to the beginning of the call at 9:00 AM EST. A telephone replay will be available two hours after the call for 90 days by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers and entering access code 9196487. Online webcast replay will be available for 90 days from the date of the call.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and businesses enabling them to market and sell their business products or ideas via the Internet. The company sells its proprietary software and training services which help users build Internet strategies to allow entrepreneurs and businesses to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software and training, iMergent offers site development, web hosting and search engine optimization (SEO). iMergent, StoresOnline and Crexendo Business Solutions, Inc. are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about iMergent, (i) being effected in our sales and operations by the economic downturn, (ii) results being promising particularly considering the effect of the economic downturn on StoresOnline customers, (iii) being pleased with the progress of the Crexendo Business Solutions division, (iv) having spent considerable time, money and effort on the initial sales and processes in Crexendo, (v) initial sales being slow due to the operations being essentially a start-up, (vi) proactively but economically working to increase our Crexendo sales, customer base and offerings, (vii) working with a Company in India to provide programming and design services for its customers (viii) considering expanding this relationship to a joint venture which would enable iMergent to market its award winning products and services to businesses in India (ix)  being in final negotiations to acquire a small SEO company with access to a major U.S population center. This acquisition will provide iMergent with a customer base and additional sales and fulfillment capabilities. The acquisition purchase price is primarily based on being  paid for with an "earn out" on future business from the current customer base, (x) expecting this acquisition to be accretive, (xi)  belief that this acquisition can be the foundation to duplicate these capabilities in other large population centers in the future, (xii) our telecom offering being in the initial Beta test stage and being tested with positive results (xiii) intending to make our telecom offering available to end-user customers in the second half of calendar 2010, (xiv) intending to offer our telecom services thru our StoresOnline previews and workshops, (xv) belief that this telecom offering will allow it to realize a source of new hosting revenue in 2011 and beyond and  (xvi) the intention to repurchase common stock, through strategic open market transactions, particularly when the price per share is at or below $7.25.

For a more detailed discussion of risk factors that may affect iMergent's operations and results, please refer to the company's Form 10-Q for the quarter ended September 30, 2009 and Form 10-K for the year ended June 30, 2009. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

iMERGENT, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	December 31, 2009	June 30, 2009	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$21,549	$20,474	$26,184
Restricted cash	1,088	1,802	—
Trade receivables, net of allowance for doubtful accounts of $11,827, $9,670,
and $13,797, respectively	14,162	20,771	28,723
Inventories	243	256	627
Income tax receivable	387	1,826	793
Deferred income tax assets, current portion	1,009	2,171	3,891
Prepaid expenses and other	2,988	1,524	3,849
Total current assets	41,426	48,824	64,067

Certificate of deposit	500	500	500
Available-for-sale securities	—	—	3,800
Long-term trade receivables, net of allowance for doubtful accounts	6,264	9,985	9,845
of $5,882, $4,437, and $4,786, respectively
Property and equipment, net	1,446	1,322	1,672
Deferred income tax assets, net of current portion	5,298	4,975	4,385
Intangible assets	1,206	1,400	1,831
Merchant account deposits and other	302	348	514
Total Assets	$56,442	$67,354	$86,614

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$3,154	$2,265	$4,760
Accrued expenses and other	4,588	6,257	5,614
Dividend payable	229	229	—
Income taxes payable	24	41	212
Deferred revenue, current portion	15,827	23,627	32,859
Note payable, current portion	—	68	64
Total current liabilities	23,822	32,487	43,509

Deferred revenue, net of current portion	6,447	10,236	10,332
Note payable, net of current portion	—	47	115
Other long-term liabilities	191	184	183
Total liabilities	30,460	42,954	54,139

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued
Common stock, par value $0.001 per share - authorized 100,000,000 shares; 11,446,320
11,425,320 and 11,304,410 shares outstanding, respectively	11	11	11
Additional paid-in capital	53,033	52,782	53,315
Accumulated deficit	(27,062)	(28,393)	(20,851)
Total stockholders' equity	25,982	24,400	32,475

Total Liabilities and Stockholders' Equity	$56,442	$67,354	$86,614

iMERGENT, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Six Months Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008
Revenues:
Product and other	$25,886	$39,481	$13,202	$20,080
Commission and other	9,830	14,639	5,136	6,774
Total revenues	35,716	54,120	18,338	26,854

Operating expenses:
Cost of product and other revenues	11,608	17,804	6,025	9,436
Selling and marketing	16,391	34,646	8,487	17,580
General and administrative	7,196	10,779	3,595	6,267
Research and development	1,044	1,080	541	497
Total operating expenses	36,239	64,309	18,648	33,780

Loss from operations	(523)	(10,189)	(310)	(6,926)

Other income (expense):
Interest income	2,596	3,681	1,253	1,820
Interest expense	(7)	(7)	(4)	(4)
Other expense, net	(98)	(783)	(71)	(570)
Total other income, net	2,491	2,891	1,178	1,246

Income (loss) before income tax provision	1,968	(7,298)	868	(5,680)

Income tax provision	(637)	(10,330)	(255)	(4,450)

Net income (loss)	$1,331	$(17,628)	$613	$(10,130)

Net income (loss) per common share:
Basic	$0.12	$(1.55)	$0.06	$(0.89)
Diluted	$0.12	$(1.55)	$0.06	$(0.89)

Dividends per common share	$0.04	$0.13	$0.02	$0.02

Weighted-average common shares outstanding:
Basic	11,402,442	11,351,094	11,399,328	11,362,190
Diluted	11,484,684	11,351,094	11,481,570	11,362,190

iMERGENT, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Six Months Ended December 31,
Increase (decrease) in cash and cash equivalents	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,331	$(17,628)
Adjustments to reconcile net income (loss) to net
cash provided by (used for) operating activities:
Depreciation and amortization	704	722
Impairment of held-for-sale property	90	—
Expense for stock options issued to employees	709	810
Deferred income tax provision	839	752
Changes in assets and liabilities:
Trade receivables	10,330	852
Inventories	13	(93)
Prepaid expenses and other	(1,258)	1,834
Restricted cash	714	(1,197)
Merchant account deposits and other	46	118
Income tax receivable	1,439	7
Other long-term liabilities	7	9,108
Accounts payable, accrued expenses and other	(780)	1,073
Deferred revenue	(11,589)	(2,229)
Income taxes payable	(17)	(212)
Net cash provided by (used for) operating activities	2,578	(6,083)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(634)	(475)
Acquisition of property held-for-sale	(296)	—
Sale of available-for-sale securities	—	900
Net cash provided by (used for) investing activities	(930)	425
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	—	(734)
Proceeds from exercise of options and related income tax benefit	—	229
Principal payments on note payable	(115)	—
Dividend payments	(458)	(1,259)
Net cash used for financing activities	(573)	(1,764)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,075	(7,422)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	20,474	26,184

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$21,549	$18,762

Increase (decrease) in cash and cash equivalents
Supplemental disclosures of non-cash transactions:
Dividends declared	$229	$227
Cash paid (received) during the year for:
Interest	7	7
Income taxes	(1,641)	456